CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 333-38857, 333-92417, 333-137686, 333-212625, and 333-274342 on Form S-8 of Brady Corporation of our report dated March 13, 2026 (October 14, 2026 as to Note 6, Income Taxes), relating to the financial statements of Productivity Solutions and Services for the years ended December 31, 2025 and 2024, appearing in this Current Report on Form 8-K/A dated October 16, 2026.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
October 16, 2026